Exhibit 1.1

5.857% Mandatory Capital Advantaged Preferred Securities (MCAPSSM)

LEHMAN BROTHERS HOLDINGS INC.

UNDERWRITING AGREEMENT

New York, New York
Dated the date set forth
In Schedule I hereto

To the Representative
  named in Schedule I
  hereto, of the Underwriters
  named in Schedule II hereto

Ladies and Gentlemen:

Lehman Brothers Holdings Inc., a Delaware corporation (the “Company”) and Lehman Brothers Holdings Capital Trust VII, a Delaware statutory trust (the “Trust” and, together with the Company, the “Offerors”) propose to issue and sell to you and the other underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), the principal amount of 5.857% Mandatory Capital Advantaged Preferred Securities (“MCAPS”SM or the “Securities”) identified in Schedule I hereto.  Each MCAPS will have a stated amount of $1,000 and initially will consist of (a) a Stock Purchase Contract (the “Stock Purchase Contract”) under which (i) the holder will agree to purchase from the Company on a date determined in or pursuant to the Stock Purchase Contract Agreement (as defined below) for $1,000 a depositary share (“Depositary Share”) representing 1/100th of a share of Non-Cumulative Perpetual Preferred Stock, Series H, $100,000 liquidation preference per share of the Company, par value $1.00 (the “Preferred Stock”) and (ii) the Company will make semiannual payments to the holder at the annual rate of 0.15% of the stated amount, subject to the Company’s right to defer payments and (b) a trust preferred security with a liquidation amount of $1,000 (the “Trust Preferred Security”) issued by the Trust, which initially pays distributions to the holders thereof at a rate of 5.707% per annum, subject to the remarketing and reset provisions described in the Prospectus (as defined below).

The Company will own all the common securities of the Trust (the “Trust Common Securities” and, together with the Trust Preferred Securities, the “Trust Securities”), representing undivided common beneficial ownership interests in the assets of the Trust.  The Trust Securities will be issued pursuant to an amended and restated declaration of trust of the Trust, to be dated as of the Closing Date (as defined below) (the “Declaration of Trust”), by and among the Company, as Sponsor, Barrett DiPaolo and Jeffrey A. Welikson, as regular trustees (the “Regular Trustees”), U.S. Bank National Association, as property trustee (the “Property Trustee”) and U.S. Bank Trust National Association as Delaware Trustee (the “Delaware Trustee” and, together with the Regular Trustees and Property Trustee, the “Issuer Trustees”) and the holders from time to time of undivided beneficial interests in the assets of the Trust.  The

Trust Preferred Securities will be guaranteed by the Company with respect to distributions and payments upon dissolution of the Trust, redemption of the Trust Preferred Securities and otherwise pursuant to the Guarantee Agreement (the “Trust Guarantee”), to be dated as of the Closing Date, between the Company and U.S. Bank National Association, as trustee (the “Trust Guarantee Trustee”).

The proceeds from the sale of the Trust Securities will be used by the Trust to purchase from the Company the Remarketable Junior Subordinated Debentures due 2043 (the “Debentures”) with an aggregate principal amount equal to the sum of (1) the aggregate liquidation amount of the Trust Preferred Securities and (2) the aggregate notional amount of the Trust Common Securities. The Debentures shall be issued pursuant to an indenture dated as of February 1, 1996 between the Company and JPMorgan Chase Bank, N.A. successor to The Chase Manhattan Bank (formerly known as (Chemical Bank)), in its capacity as trustee) (the “Base Indenture”), as supplemented by the Eleventh Supplemental Indenture to be dated as of the Closing Date (as so amended, the “Indenture”) between the Company and U.S. Bank National Association, in its capacity as trustee (the “Indenture Trustee”).

The Stock Purchase Contracts will be issued pursuant to a Stock Purchase Contract Agreement, to be dated as of the Closing Date (the “Stock Purchase Contract Agreement”) between the Company and U.S. Bank National Association, as Stock Purchase Contract agent (the “Stock Purchase Contract Agent”). Under the Stock Purchase Contract Agreement, the Collateral (as defined in the Collateral Agreement) will be pledged by the Stock Purchase Contract Agent, on behalf of the holders of the Securities, to The Bank of New York, as collateral agent (the “Collateral Agent”), pursuant to the Collateral Agreement, to be dated the Closing Date (the “Collateral Agreement”), between the Stock Purchase Contract Agent, the Collateral Agent and the Company, to secure the holders’ obligations to purchase Depositary Shares under the Stock Purchase Contracts. The rights and obligations of a holder of Securities in respect of the Trust Preferred Securities, subject to the pledge thereof, and Stock Purchase Contracts will be evidenced by security certificates (the “Security Certificates”) to be issued pursuant to the Stock Purchase Contract Agreement.

The Depositary Shares are to be deposited by you or on your behalf against delivery of Depositary Receipts (the “Depositary Receipts”) to be issued by Computershare Trust Company, N.A. as Depositary (the “Depositary”), under a Deposit Agreement (the “Deposit Agreement”), to be entered into among the Company, the Depositary and holders from time to time of the Depositary Receipts issued thereunder.  The Depositary Receipts will evidence the Depositary Shares.

At or prior to the issuance of the Securities, the Company will enter into a replacement capital covenant relating to the Securities, the Trust Preferred Securities, the Debentures, the Depositary Shares and the Preferred Stock (the “Replacement Capital Covenant”).

This Underwriting Agreement (the “Agreement”), the Indenture, the Declaration of Trust, the Trust Guarantee, the Stock Purchase Contract Agreement, the Collateral Agreement, the Replacement Capital Covenant, the Deposit Agreement, the Security Certificates and any other certificate, document or instrument representing any Component Security are referred to in this Agreement collectively as the “Operative Documents.”  All references herein to the Company’s subsidiaries will include all direct and indirect subsidiaries of the Company.  This is to confirm the agreement concerning the purchase of the Securities from the Company and the Trust by the Underwriters.

1.                                       Representations and Warranties.  The Company represents and warrants to each Underwriter that:

(a)           An “automatic shelf registration statement” (as defined in Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended (the “Securities Act”)) relating to the Securities (File No.333-134553) (i) has been prepared by the Company in conformity with the requirements of the Securities Act and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act not earlier than the date that is three years prior to the date hereof; and (iii) is effective under the Securities Act.  Copies of such registration statement and any amendment thereto have been delivered by the Company to you as the Representative of the Underwriters.  As used in this Agreement:

(i)            “Applicable Time” means 5:30 p.m. (New York City time) on the date of this Agreement;

(ii)           “Effective Date” means any date as of which any part of the  Registration Statement relating to the Securities became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations (including pursuant to Rule 430B of the Rules and Regulations);

(iii)          “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 of the Rules and Regulations (“Rule 433”)) in connection with the offering of the Securities, including the Term Sheet;

(iv)          “Preliminary Prospectus” means any preliminary prospectus relating to the Securities and any prospectus supplement thereto, included in the Registration Statement or as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (“Rule 424(b)”);

(v)           “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time and identified on Schedule IV hereto, other than a road show that is an Issuer Free Writing Prospectus under Rule 433;

(vi)          “Prospectus” means the final prospectus relating to the Securities and any prospectus supplement thereto, as filed with the Commission pursuant to Rule 424(b);

(vii)         “Registration Statement” means, collectively, the various parts of the above-referenced registration statement, each as amended as of the Effective

Date for such part, including any Preliminary Prospectus or Prospectus deemed to be a part thereof pursuant to Rule 430B of the Rules and Regulations, and all exhibits to such registration statement; and

(viii)        “Term Sheet” means the term sheet prepared pursuant to Section 5(a) of the Agreement and substantially in the form attached hereto in Schedule V.

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) on or prior to the date hereof.  Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such prospectus.  Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) and any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such prospectus and incorporated by reference therein; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement.

The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the Company’s knowledge, threatened by the Commission.  The Commission has not notified the Company of any objection to the use of the form of the Registration Statement pursuant to Rule 401(g)(2) of the Rules and Regulations.

(b)  The Company has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” eligible to use Form S-3 for the offering of the Securities, including not having been an “ineligible issuer” (as such terms are defined in Rule 405) at any such time or date.

(c)  The Registration Statement conformed on the Effective Date and conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations; the Registration Statement and any post-effective amendments thereto do not and will not, as of the applicable Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendment or supplement thereto will not, as of its date and as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation or warranty shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by or through the Representative on behalf of any Underwriter specifically for inclusion therein, (which information is specified in Section 9(e) hereof) or to any statements in or omissions from the statement of eligibility and qualification on Form T-1 of the Trustee under the Trust Indenture Act (“Form T-1”).

(d)  The documents incorporated by reference into any Preliminary Prospectus and the Prospectus, at the time they were or are filed with the Commission, conform or will conform, as the case may be, in all material respects with the requirements of the Securities Act and the Rules and Regulations and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and did not or will not, as the case may be, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)  The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to (i) information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company by or through the Representative on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 9(e) hereof) or (ii) any statements in or omissions from the Form T-1.

(f)  The Company has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior consent of the Representative (which consent is deemed to have been given for any Issuer Free Writing Prospectus identified on Schedule IV hereto); the Company has complied and will comply with the requirements of Rule 433 with respect to any such Issuer Free Writing Prospectus; any such Issuer Free Writing Prospectus will not, as of its issue date and through the time the Securities are delivered pursuant to Section 3 hereof, include any information that conflicts with the information contained in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus; and any such Issuer Free Writing Prospectus, when taken together with the information contained in the Registration Statement and the most recent Preliminary Prospectus, did not, when issued or filed pursuant to Rule 433, and does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation or warranty shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by or through the Representative on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 9(e) hereof).

(g)  The independent registered public accounting firm whose report appears in the Company’s most recent Annual Report on Form 10-K, which is incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, are independent registered public accountants as required by the Securities Act and the Rules and Regulations.

(h)   The audited consolidated financial statements of the Company included or incorporated by reference in the Prospectus and the Registration Statement present fairly on a consolidated basis the financial position, the results of operations, changes in common stock and stockholder’s equity and cash flows of the Company and its subsidiaries, as of the respective dates and for the respective periods indicated, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.  The unaudited consolidated financial statements of the Company, if any, included or incorporated by reference in the Prospectus and the Registration Statement and the related notes are true, complete and correct, subject to normally recurring changes resulting from year-end audit adjustments, and have been prepared in accordance with Regulation S-X of the Rules and Regulations.

(i)  Except as described in or contemplated by the most recent Preliminary Prospectus and the Prospectus, there has not been any material adverse change in or any adverse development which materially affects the business, properties, financial condition or results of operations of the Company or the Company and its subsidiaries taken as a whole, from the dates as of which information is given in the most recent Preliminary Prospectus.

(j)  The Securities conform to the description thereof contained in the Pricing Disclosure Package and the Prospectus, are duly and validly authorized, and, when issued and delivered in accordance with the Indenture and sold to the Underwriters as provided in this Agreement, will be validly issued and outstanding obligations of the Offerors and enforceable against the Offerors in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(k)  The Debentures conform to the description thereof contained in the Pricing Disclosure Package and the Prospectus, are duly and validly authorized, and, when validly authenticated, issued and delivered in accordance with the Indenture and sold to the Underwriters as provided in this Agreement, will be validly issued and outstanding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(l)  The Indenture has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).  The Indenture (i) has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (ii) complies as to form with the requirements of the Trust Indenture Act and (iii) conforms to the description thereof in the Pricing Disclosure Package and the Prospectus.

(m)  The Trust Guarantee has been duly and validly authorized by the Company and, when duly executed and delivered by the proper officers of the Company, and assuming due execution and delivery by the Trust Guarantee Trustee, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law.

(n)  The Declaration of Trust has been duly and validly authorized, executed and delivered by the Company, as sponsor, and, assuming due authorization, execution and delivery of the Declaration of Trust by the Issuer Trustees, is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(o)  The Preferred Stock conforms to the description thereof contained in the Pricing Disclosure Package and the Prospectus, are duly and validly authorized for issuance by the Company under the Stock Purchase Contract Agreement and, when issued and delivered against payment therefor as provided in the Stock Purchase Contract Agreement, will be validly issued, fully paid and non-assessable. The Depositary Shares representing the Preferred Stock have been duly and validly authorized by the Company; and when the Deposit Agreement has been duly executed and delivered by the proper officers of the Company and assuming the due execution by the Depositary of the Deposit Agreement and the due execution by the Depositary and, if required by the Deposit Agreement, the Registrar of the Depositary Receipts in accordance with the terms of the Stock Purchase Contract Agreement and the Deposit Agreement and upon the deposit of the Preferred Stock with the Depositary pursuant to the Deposit Agreement, the Depositary Shares will represent legal and valid interests in the Preferred Stock and the Depositary Receipts will constitute valid evidence of such interests in the Shares and will be entitled to the benefits of the Deposit Agreement.

(p)  The Stock Purchase Contract Agreement has been duly and validly authorized by the Company and, when duly executed and delivered by the proper officers of the Company, and assuming due authorization, execution and delivery of the Stock Purchase

Contract Agreement by the other parties thereto, the Stock Purchase Contract Agreement will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law.

(q)  The Collateral Agreement has been duly and validly authorized by the Company and, when duly executed and delivered by the proper officers of the Company, and assuming due authorization, execution and delivery of the Collateral Agreement by the other parties thereto, the Collateral Agreement will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law.

(r)  The Operative Documents, Trust Guarantee, the Depositary Shares and the Preferred Stock, when issued and delivered, will each conform to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus.

(s)  The provisions of the Collateral Agreement are effective to create in favor of the Collateral Agent for the benefit of the Company a valid security interest under the Uniform Commercial Code as in effect in the State of New York on the date hereof (the “UCC”) in all “security entitlements” (as defined in Section 8-102(a)(17) of the UCC and the Federal Book-Entry Regulations) now or hereafter carried in to the Trust Preferred Securities, or treasury securities substituted therefor in the case of Treasury MCAPS (as defined in the Stock Purchase Contract Agreement) (the “Pledged Securities Entitlements”); and the provisions of the Collateral Agreement are effective under the UCC and the Federal Book-Entry Regulations to perfect the security interest of the Collateral Agent for the benefit of the Company in the Pledged Security Entitlements.

(t)  The execution, delivery and performance of the Operative Documents, the issuance and sale of the Securities, including the Trust Preferred Securities, the Trust Common Securities, the Stock Purchase Contracts, the Debentures, the Guarantee, the Depositary Shares, the Depositary Receipts and the Preferred Stock (collectively, the “Component Securities”), the compliance by the Offerors with all of the provisions of the Operative Documents and the consummation by the Offerors of the transactions contemplated hereby and by each of the foregoing documents (the “Company Transactions”) will not violate, result in the creation or imposition of any material lien, charge or encumbrance upon any of the assets of the Company or its subsidiaries pursuant to the terms of, or constitute a default under, any material agreement, indenture or instrument, or result in a violation of the corporate charter or by-laws of the Company or its subsidiaries or any statute or any order, rule or regulation of any court of governmental agency having jurisdiction over the Company, any of the Significant Subsidiaries or their property, except for such conflict or violation that would not reasonably be expected, individually or in the aggregate, to have a  material adverse effect on the business, properties, financial condition or results of operations of the Company or the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). Except as set forth in the most recent Preliminary Prospectus or as required by the Securities Act, the Exchange Act, the Trust Indenture Act and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the Company Transactions.

(u)  Except as set forth in the most recent Preliminary Prospectus or as required by the Securities Act, the Exchange Act, the Trust Indenture Act and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement.  “Significant Subsidiary” means any subsidiary of the Company with assets greater than or equal to 7.5% of the assets of the Company and its subsidiaries determined on a consolidated basis in accordance with GAAP (the “Consolidated Assets”).  For the purposes of this definition, the Consolidated Assets at any time shall be determined on the basis of the financial statements in the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, filed with the Commission.

(v)  Each of the Company and the Significant Subsidiaries have been duly organized, are validly existing and in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and in good standing as foreign corporations and are duly registered as a broker-dealer, broker, dealer or investment advisor, as the case may be, in each jurisdiction in which their respective ownership of property or the conduct of their respective businesses requires such qualification or registration, except for such jurisdictions in which the failure to qualify, to be in good standing or register would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  Each of the Company and the Significant Subsidiaries holds all material licenses, permits, and certificates from governmental authorities necessary for the conduct of its business and owns, or possesses adequate rights to use, all material rights necessary for the conduct of such business and has not received any notice of material conflict with the asserted rights of others in respect thereof, except in each case where the failure to do so would not be reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and each of the Company and the Significant Subsidiaries has the corporate power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged.  Neither the Company nor any of the Significant Subsidiaries is in violation of its corporate charter or by-laws or in default under any agreement, indenture or instrument, the effect of which violation or default would be material to the Company and its subsidiaries taken as a whole.  Except as may be disclosed in the most recent Preliminary Prospectus, all outstanding shares of capital stock of the Significant Subsidiaries have been duly authorized and are validly issued and outstanding, fully paid and non-assessable, and except for directors’ qualifying shares, are owned by the Company, directly or indirectly through subsidiaries, free and clear of any lien, pledge and encumbrance or any claim of any third party.

(w)  Except as described in the most recent Preliminary Prospectus and the Prospectus, there is no material litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which might reasonably be expected to have a Material Adverse Effect or which is required to be disclosed in the most recent Preliminary Prospectus and the Prospectus.

(x)  The certificates delivered pursuant to paragraph (h) of Section 7 hereof and all other documents delivered by the Company or its representatives in connection with the issuance and sale of the Securities were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, in all material respects true and complete.

2.                                       Representations, Warranties and Agreements of the Company and the Trust.  The Offerors, jointly and severally, represent, warrant and agree that:

(a)  The Trust has been duly created, is validly existing as a statutory trust and in good standing under the Statutory Trust Act of the State of Delaware (the “Delaware Statutory Trust Act”) with the trust power and authority to own property and conduct its business as described in the Prospectus, and has conducted and will conduct no business other than the transactions contemplated by this Agreement and the Declaration of Trust as described in the Prospectus; the Trust is not and will not be a party to or bound by any agreement or instrument other than this Agreement and the Declaration of Trust; the Trust has no and will not have any liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Declaration of Trust and described in the Prospectus; and the Trust is not a party to or subject to any action, suit or proceeding of any nature.

(b)  The Declaration of Trust is duly and validly authorized and, when duly executed and delivered by the Company, as Sponsor, the Regular Trustees, the Property Trustee and the Delaware Trustee, and, assuming due authorization, execution and delivery of the Declaration of Trust by the Property Trustee and the Delaware Trustee, will constitute a valid and legally binding agreement of the Company and the Trust and will conform to the description thereof contained in the Pricing Disclosure Package and the Prospectus.

(c)  All of the outstanding beneficial ownership interests in the Trust have been, and the Trust Preferred Securities and the Trust Common Securities, upon issuance and delivery and payment therefor in the manner described herein, will be, duly authorized, validly issued and outstanding, fully paid and non-assessable and will conform to the descriptions of the Trust Preferred Securities and the Trust Common Securities contained in the Pricing Disclosure Package and the Prospectus.

(d)  The execution, delivery and performance by the Trust of this Agreement and the Declaration of Trust, the issuance and sale of the Trust Securities, the purchase by the Trust of the Debentures from the Company, the distribution of the Debentures upon the liquidation of the Trust in the circumstances contemplated by the Declaration of Trust and described in the Pricing Disclosure Package and the Prospectus, and the consummation by the Trust of the transactions contemplated hereby and by the Operative Documents (the “Trust Transactions”) will not violate, result in the creation or imposition of any material lien, charge or encumbrance upon any of the assets of the Trust pursuant to the terms of, or constitute a default under, any material agreement, indenture or instrument, or result in a violation of the Declaration of Trust or any statute or any order, rule or regulation of any court or governmental agency having jurisdiction over the Trust or its property.  Except as set forth in the Pricing Disclosure Package and the Prospectus or as required by the Securities Act, the Exchange Act, the Trust Indenture Act and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the Trust Transactions.

(e)  This Agreement has been duly authorized, executed and delivered by the Offerors and constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law.

(f)  Neither the Company nor the Trust is, nor will it, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Prospectus, be required to be registered as an “investment company” under the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”).

3.                                      Sale and Purchase of the Securities. The Company agrees to sell to each Underwriter, and each Underwriter, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein stated, agrees to purchase from the Company and the Trust, at the purchase price per Security set forth in Schedule I hereto, the number of Securities set forth opposite the name of such Underwriter in Schedule II hereto.  Securities to be purchased by the Underwriters are herein sometimes called the “Underwriters’ Securities”.  The obligations of the Underwriters under this Agreement are several and not joint.

4.                                      Delivery and Payment. Delivery by the Offerors of the Underwriters’ Securities to the Representative for the respective accounts of the several Underwriters and payment by the Underwriters therefor by wire transfer of immediately available federal funds to or upon the order of the Company shall take place at the office, on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 10 hereof (such date and time of delivery and payment for the Underwriters’ Securities being herein called the “Closing Date”).

The Underwriters’ Securities will be registered in such names and in such authorized denominations as the Representative may request no less than two full business days in advance of the Closing Date.  The Company agrees to have the Underwriters’ Securities available for inspection, checking and packaging by the Representative at such place as is designated by the Representative, not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date.

5.                                       Offering by Underwriters.  The Company and the Trust hereby confirm that the Underwriters have been authorized to distribute or cause to be distributed any Preliminary Prospectus and the Pricing Disclosure Package and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).  The Representative agree that, as soon as the

Representative believe the offering of the Securities has been terminated, the Representative will so advise the Company and the Trust.

Each Underwriter severally represents and warrants to, and agrees with, the Company and each other Underwriter that it has not made, and will not make, any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule 405), without the prior written consent of the Company and the Representative, other than one or more free writing prospectuses relating to the Securities containing customary information not inconsistent with the Term Sheet prepared and filed by the Company pursuant to Section 6(a) below.

If the Securities are offered outside of the United States, the Underwriters further agree to make the representations and warranties to the Company as set forth in Schedule III.

6.                                      Agreements.  Each of the Company and the Trust agrees with the several Underwriters:

(a)           To cause the Prospectus to be filed with the Commission pursuant to Rule 424(b) as required thereby and will prepare the final term sheet substantially in the form set forth on Schedule V hereto and approved by the Representative and file such term sheet pursuant to Rule 433(d) of the Rules and Regulations (“Rule 433(d)”) as required thereby; to advise the Representative (A) when the Prospectus shall have been filed with the Commission pursuant to Rule 424(b), (B) when any amendment to the Registration Statement relating to the Securities shall have become effective, (C) of any request by the Commission for any amendment of the Registration Statement, the Prospectus or any Preliminary Prospectus, or for any additional information, (D) of the issuance by the Commission of any stop order preventing or suspending the use of the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus, or the effectiveness of the Registration Statement or any part thereof or the initiation or threat of any stop order proceeding and will use its best efforts to prevent the issuance of any stop order and to obtain as soon as possible its lifting, if issued, (E) of the receipt by the Company of any notification by the Commission of any objection to the use of the form of the Registration Statement pursuant to Rule 401(g)(2) of the Rules and Regulations and (F) of the receipt by the Company of any order with respect to the suspension of the qualification of the Securities or any Component Securities for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose; to use their best efforts to prevent the issuance of any order referred to in clause (D) or (F) and, if issued, to obtain as soon as possible the withdrawal thereof; in the event of its receipt of any notification referred to in clause (E), to promptly take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (and references herein to the “Registration Statement” shall include any such amendment or new registration statement); and prior to receipt of the advice to be given by the Representative pursuant to Section 7, (x) not to file any amendment of the Registration Statement or amendment or supplement to the Prospectus (except an amendment or supplement to the Prospectus that is deemed to be incorporated by reference in the Prospectus pursuant to Form S-3) without the consent of the Representative, and (y) not to file any document that would be deemed to be incorporated by reference in the Prospectus pursuant to Form S-3 without delivering to the Representative a copy of the document proposed to be so filed, such delivery to be made at least 24 hours prior to such filing; and to consult with the Representative as to any comments which the Representative make in a timely manner with respect to the document so delivered.

(b)  Subject to the last sentence of the immediately preceding paragraph, if, at any time during which a prospectus relating to the Securities (or in lieu thereof, the notice referred to in Rule 172 of the Rules and Regulations) is required to be delivered under the Securities Act, any event occurs as a result of which the Pricing Disclosure Package or the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Pricing Disclosure Package or the Prospectus to comply with the Securities Act, to notify the Representative promptly to suspend solicitation of purchases of the Securities; and if the Company and the Trust shall decide to amend or supplement the Registration Statement, the Pricing Disclosure Package or the Prospectus, to promptly advise the Representative by telephone (with confirmation in writing) and to promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and will use their best efforts to cause any amendment of the Registration Statement containing an amended Prospectus to be made effective as soon as possible.

(c)  To deliver to the Representative, without charge, (i) signed copies of the Registration Statement relating to the Securities and of any amendments thereto (including all exhibits filed with, or incorporated by reference in, any such document) and (ii) as many conformed copies of the Registration Statement and of any amendments thereto which shall become effective on or before the Closing Date (excluding exhibits) as the Representative may reasonably request.

(d)  During such period as a prospectus (or in lieu thereof, the notice referred to in Rule 172 of the Rules and Regulations) is required by law to be delivered by an Underwriter or dealer, to deliver, without charge to the Representative and to Underwriters and dealers, at such office or offices as the Representative may designate, as many written and electronic copies of the most recent Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus as the Representative may reasonably request.

(e)  Not to make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus (other than the Term Sheet prepared and filed pursuant to Section 6(a) hereof) without the prior written consent of the Representative.

(f)  To file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d); to retain in accordance with Rule 433(g) of the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representative may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(g)  To make generally available to its security holders and to the Representative as soon as practicable an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations under the Securities Act.

(h)  To furnish such information, execute such instruments and take such actions as may be required to qualify the Securities and any Component Securities for offering and sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the sale of the Securities or such Component Securities; provided, however, that neither the Company nor the Trust shall be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

(i)  So long as any of the Securities are outstanding, to furnish or cause to be furnished to the Representative copies of all annual reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission.

(j)  For a period beginning at the time of execution of this Agreement and ending 30 business days thereafter, without the prior consent of Lehman Brothers Inc., not to directly or indirectly offer, sell, offer to sell, grant any option for the sale of or otherwise dispose of any securities of the Company or any securities of any statutory trust, limited liability company or other entity controlled by the Company substantially similar to the Securities, the Trust Preferred Securities, the Stock Purchase Contracts, Depositary Shares or the Preferred Stock or any securities thereof convertible into or exchangeable for or that represent the right to receive any such securities.

(k)  To reserve and keep available at all times, free of preemptive rights, Depositary Shares for the purpose of enabling the Company to satisfy any obligations to issue shares of its Depositary Shares pursuant to the Stock Purchase Contracts.

(l)  To pay the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1) of the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations.

(m)  If required by Rule 430B(h) of the Rules and Regulations, to prepare a prospectus in a form approved by the Representative and to file such prospectus pursuant to Rule 424(b) not later than may be required by such Rule; and to make no further amendment or supplement to such prospectus that will be disapproved by the Representative promptly after reasonable notice thereof.

(n)  To use its best efforts to do and perform all things to be done and performed hereunder prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities to be purchased hereunder.

7.             Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company and the Trust contained herein as of the date hereof and on the Closing Date, to the accuracy of any material statements made in any certificates, opinions, affidavits, written statements or letters furnished to the Representative or to counsel to the Underwriters (“Underwriters’ Counsel”) pursuant to the provisions hereof, to the performance by the Company and Trust of their respective obligations hereunder and to each of the following additional conditions precedent:

(a)  The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filings pursuant to the Rules and Regulations and all filings (including, without limitation, the Term Sheet) required by Rule 433 or Rule 424(b) shall have been made within the periods required by such Rules, and no such filings will have been made without the consent of the Representative.

(b)  No order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or suspending the qualification of the Indenture, shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission; no notice of objection of the Commission to use the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Rules and Regulations shall have been received by the Company; and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representative.

(c)  Since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (j) of this Section 7 which, in the judgment of the Representative, makes it impracticable or inadvisable to proceed with the offering and delivery of the Securities as contemplated by the Registration Statement and the Final Prospectus.

(d)  The Company shall have furnished to the Representative the opinion of an Associate General Counsel or the Chief Legal Officer of the Company, addressed to the Underwriters and dated the Closing Date, to the effect that:

(i)            The Company has been duly incorporated and is validly existing and in good standing as a corporation under the law of the jurisdiction of its incorporation and has full corporate power to conduct the businesses in which it is engaged as described in the Prospectus. Each of the Significant Subsidiaries that is incorporated under the laws of the United States or any State or territory thereof (a “Domestic Significant Subsidiary”) is a duly incorporated and validly existing corporation in good standing under the law of its jurisdiction of incorporation, and has full corporate power and authority to conduct its business as described in the Prospectus. Each of the Company and the Domestic Significant Subsidiaries is duly qualified to do business as a foreign corporation, is in good standing in its jurisdiction of incorporation and is duly registered as a broker-dealer, broker, dealer or investment advisor, as the case may be, in each jurisdiction in which the nature of the business conducted by it or in which the ownership or holding by lease of the properties owned or held by it requires such qualification or registration, except for such jurisdictions where the failure to so qualify, to be in good standing or to register would not have a Material Adverse Effect.

(ii)           All the outstanding shares of capital stock of the Domestic Significant Subsidiaries have been duly authorized and are validly issued and outstanding and are fully paid and non-assessable and, except for directors’ qualifying shares, are owned by the Company or a subsidiary of the Company free and clear of any claims, liens, encumbrances and security interests.

(iii)          Insofar as they purport to constitute summaries of the terms of the Securities, the Trust Preferred Securities, the Debentures, the Trust Guarantee, the Stock Purchase Contracts, the Depositary Shares, the Depositary Receipts, the Capital Stock, the Guarantee, the Preferred Stock and the Replacement Capital Covenant, the statements made in the Preliminary Prospectus and the Prospectus under the captions “Lehman Brothers Holdings Trust VII,” “Description of the MCAPS,” “Description of the Stock Purchase Contracts,” “Certain Other Provisions of the Stock Purchase Contracts, the Stock Purchase Contract Agreement and the Collateral Agreement,” “Description of the Junior Subordinated Debentures,” “Description of the Trust Preferred Securities,” “Description of the Preferred Stock,” “Description of Depositary Shares,” “Description of Capital Stock,” “Description of the Guarantee,” “Relationship among the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee” and “Certain Terms of the Replacement Capital Covenant” constitute accurate summaries of the terms of the Securities and Component Securities in all material respects.

(iv)          The Indenture has been duly authorized, executed and delivered by the Company, the Indenture has been duly qualified under the Trust Indenture Act and the Indenture constitute a valid and legally binding instrument enforceable against the Company in accordance with each of its terms; and the Debentures have been duly authorized, executed and issued by the Company, and assuming due authentication by the Indenture Trustee and upon payment and delivery in accordance with this Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture; provided, however, that the foregoing is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally from time to time in effect, to general equitable principles (whether considered in a proceeding in equity or at law) and to an implied covenant of good faith and fair dealing. In addition, such counsel need not express any opinion as to the severability provisions contained in Section 111 of the indenture.

(v)           The Declaration of Trust has been duly authorized, executed and delivered by the Company, the Declaration of Trust have been duly qualified under the Trust Indenture Act, and assuming due authentication, and assuming due authorization, execution and delivery of the Declaration of Trust by the Regular Trustees, the Property Trustee and the Delaware Trustee the Indenture Trustee, the Declaration of Trust constitutes a valid and legally binding instrument enforceable against the Company in accordance with each of their terms; and the Trust Guarantee has been duly authorized, executed and delivered by the Company, the Trust Guarantee has been duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery by the Trust Guarantee Trustee, will constitute a valid and legally binding obligation of the Company; provided, however, that the foregoing is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally from time to time in effect, to general equitable principles (whether considered in a proceeding in equity or at law) and to an implied covenant of good faith and fair dealing.

(vi)          Each of the Stock Purchase Contract Agreement and the Collateral Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties thereto, will constitute a valid and legally binding obligation of the Company; provided, however, that the foregoing is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights from time to time in effect, to general equitable principles (whether considered in a proceeding at law or in equity) and to an implied covenant of good faith and fair dealing.

(vii)         The Preferred Stock to be issued and sold by the Company pursuant to the Stock Purchase Contract Agreement has been duly and validly authorized for issuance by the Company under the Stock Purchase Contracts and, when issued and delivered in accordance with the provisions of the Stock Purchase Contract Agreement, will be validly issued, fully paid and non-assessable; there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, the Preferred Stock pursuant to the Company’s charter or by-laws or any agreement or other instrument known to such counsel.

(viii)        When the Deposit Agreement has been duly executed and delivered by the proper officers of the Company and assuming the due execution by the Depositary of the Deposit Agreement and the due execution by the Depositary and, if required by the Deposit Agreement, the Registrar of the Depositary Receipts in accordance with the terms of the Stock Purchase Contract Agreement and the Deposit Agreement and upon the deposit of the Preferred Stock with the Depositary pursuant to the Deposit Agreement, the Depositary Shares will represent legal and valid interests in the Preferred Stock and the Depositary Receipts will constitute valid evidence of such interests in the Shares and will be entitled to the benefits of the Deposit Agreement.

(ix)           No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement or the consummation by the Company and the Trust of the other transactions contemplated by the Operative Documents, except for (1) such consents, approvals, authorizations or orders as may be required under the Securities Act, the Exchange Act and the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities, including the Component Securities, by the Underwriters, and (2) the qualification of the Indenture, the Declaration of Trust and the Trust Guarantee under the Trust Indenture Act.

(x)            Such counsel does not know of any contracts or other documents that are required to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

(xi)           Except as described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, such counsel does not know of any litigation or any governmental proceeding pending or threatened against the Company or any of its subsidiaries that might reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or that is required to be disclosed in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus.

(xii)          To the best of such counsel's knowledge, neither the Company nor any Domestic Significant Subsidiary is in violation of its corporate charter or by-laws, or in default under any material agreement, indenture or instrument known to such counsel, the effect of which violation or default would be material to the Company and its subsidiaries taken as a whole.

(xiii)         The execution, delivery and performance of the Operative Documents by the Company and the Trust will not conflict with, or result in the creation or imposition of any material lien, charge or encumbrance upon any of the assets of the Company or any Domestic Significant Subsidiary pursuant to the terms of, or constitute a default under, any material agreement, indenture or instrument known to such counsel and to which the Company or any Domestic Significant Subsidiary is a party or is bound, or result in a violation of the corporate charter or by-laws of the Company or either of its Domestic Significant Subsidiaries or any order, rule or regulation known to such counsel of any court or governmental agency having jurisdiction over the Company, any Domestic Significant Subsidiary or any of their respective properties, the effect of which would be material to the Company and its subsidiaries taken as a whole.

(xiv)        This Agreement has been duly authorized, executed and delivered by the Company; the execution, delivery and performance of this Agreement by the Company will not conflict with, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or the Domestic Significant Subsidiaries pursuant to the terms of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel and to which the Company or the Domestic Significant Subsidiaries is a party or bound, or result in a violation of the corporate charter or by-laws of the Company or the Domestic Significant Subsidiary or any statute, rule, regulation or any order known to such counsel of any court or governmental agency having jurisdiction over the Company, the Domestic Significant Subsidiaries or any of their respective properties, the effect of which conflict, violation or default might reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xv)         The Registration Statement has become effective under the Securities Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Rules and Regulations has been received by the Company.

(xvi)        The Registration Statement, the Prospectus and each amendment thereof or supplement thereto (except that no opinion need be expressed as to the financial statements and notes thereto or the schedules or other financial or statistical data or the Form T-1 included or incorporated by reference therein) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

(xvii)       To such counsel’s knowledge, the Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus.

(xviii)      Neither the Company nor the Trust is subject to registration as an “investment company” under the Investment Company Act of 1940, as amended.

Such opinion shall also contain a statement that although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements made or included or incorporated by reference in the Registration Statement and the Prospectus (except as to those matters stated in paragraph (iii) of this subsection (d)), and takes no responsibility therefor, based upon such counsel’s examination of the Registration Statement and the Prospectus, such counsel has no reason to believe that (A) the Registration Statement, as of the latest Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (B) the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (C) the Prospectus as of its date and as of such Closing Date contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except, with respect to (A), (B) and (C) above, that no opinion need to be expressed by such counsel with respect to financial statements or other financial or statistical data or the Form T-1 included or incorporated by reference therein).

In rendering such opinion, such counsel may rely upon opinions of local counsel satisfactory to the Representative for matters not governed by New York law and may rely as to matters of fact, to the extent he or she deems proper, upon certificates or affidavits of officers of the Company, each of the Issuer Trustees, the Guarantee Trustee or the Indenture Trustee and public officials.  Such counsel may rely on a certificate of the Trustee with respect to the execution of the Securities by the Company and the authentication thereof by the Trustee.  Such counsel may rely on a certificate of the Indenture Trustee and the Guarantee Trustee with respect to the execution of the Debentures by the Company, the authentication of the Debentures by the Indenture Trustee and the execution of the Trust Guarantee by the Guarantee Trustee.

(e)           Richards, Layton & Finger, P.A., special Delaware counsel for the Company and the Trust, shall have furnished to the Representative its opinion, on certain matters of Delaware law relating to the validity of the Trust Securities, dated the Closing Date, to the effect that:

(i)            The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act. Under the Delaware Statutory Trust Act and the Declaration of Trust, the Trust has the requisite statutory trust power and authority to own property and to conduct its business, all as described in the Pricing Disclosure Package and the Prospectus, and to enter into and perform its obligations under each of this Agreement, the Trust Preferred Securities and the Trust Common Securities.

(ii)           The Trust Common Securities have been duly authorized by the Declaration of Trust and, when issued and delivered by the Trust to the Company against payment therefor as described in the Declaration of Trust, the Pricing Disclosure Package and the Prospectus, will be validly issued and (subject to the terms of the Declaration of Trust) fully paid undivided beneficial ownership interests in the assets of the Trust (such counsel may note that the holders of Common Securities will be subject to the withholding provisions of the Declaration of Trust, will be required to make payment or provide indemnity or security as set forth in the Declaration of Trust and will be liable for the debts and obligations of the Trust to the extent provided in the Declaration of Trust) under the Delaware Statutory Trust Act and the Declaration of Trust, and the issuance of the Common Securities is not subject to preemptive or other similar rights.

(iii)          The Trust Preferred Securities have been duly authorized by the Declaration of Trust and, when issued and delivered against payment of the consideration as set forth in the Declaration of Trust and the Prospectus, the Trust Preferred Securities will be validly issued and (subject to the terms of the Declaration of Trust) fully paid and non-assessable undivided beneficial ownership interests in the Trust, the holders of the Trust Preferred Securities will be entitled to the benefits of the Declaration of Trust (subject to the limitations set forth in clause (vi) below) and will be entitled to the same limitation of personal liability under Delaware law as extended to stockholders of private corporations for profit (such counsel may note that the holders of Trust Preferred Securities will be subject to the withholding provisions of the Declaration of Trust and will be required to make payment or provide indemnity or security as set forth in the Declaration of Trust).

(iv)          The Trust Preferrred Securities have been duly authorized, executed and delivered by the Trust under the Delaware Statutory Trust Act and the Declaration of Trust, and the issuance of the Trust Preferred Securities is not subject to preemptive or other similar rights.

(v)           The execution and delivery by the Trust of the Operative Documents to which the Trust is a party has been duly authorized by the Trust.

(vi)          Assuming the Declaration of Trust has been duly authorized by the Company and has been duly executed and delivered by the Company and the Regular Trustees, and assuming due authorization, execution and delivery of the Declaration of Trust by the Property Trustee and the Delaware Trustee, the Declaration of Trust constitutes a valid and binding obligation of the Company and the Regular Trustees, enforceable against the Company and the Regular Trustees in accordance with its terms; provided, however, that the foregoing is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law), by an implied covenant of good faith and fair dealing and by the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

(vii)         The issuance and sale by the Trust of the Trust Securities, the execution, delivery and performance by the Trust of this Agreement and the other Operative Documents to which it is a party, the consummation by the Trust of the transactions contemplated by this Agreement and the other Operative Documents to which it is a party and compliance by the Trust with its obligations thereunder will not violate (i) any of the provisions of the Certificate of Trust or the Declaration of Trust or (ii) any applicable Delaware law or Delaware administrative regulation applicable to the Trust.

(viii)        Assuming that the Trust derives no income from or connected with services provided within the State of Delaware and has no assets, activities (other than having a Delaware Trustee as required by the Delaware Statutory Trust Act and the filing of documents with the Secretary of State of Delaware) or employees in the State of Delaware, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Delaware court or Delaware governmental authority or agency (other than as may be required under the Securities or blue sky laws of the State of Delaware, as to which such counsel need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of this Agreement by the Trust or the offering, issuance, sale or delivery of the Trust Preferred Securities by the Trust.

In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the law of the State of Delaware (excluding the securities laws of the State of Delaware).

(f)    Simpson Thacher & Bartlett LLP, special tax counsel to the Company and the Trust, shall have furnished to the Representative its opinion, dated the Closing Date, to the effect that:

(i)            The Trust will be characterized as a grantor trust for United States federal income tax purposes and not as an association taxable as a corporation.

(ii)           Subject to the qualifications set forth in the opinion, the Preliminary Prospectus and the Prospectus, the statements made in the Prospectus under the caption “Certain United States Federal Income Tax Considerations” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

(g)   The Representative shall have received from the Underwriters’ counsel such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Trust Guarantee, the Indenture, the Debentures, the Collateral Agreement, the Stock Purchase Contract Agreement and the Prospectus and other related matters as the Representative may reasonably require, and the Company and the Trust shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h)   The Company shall have furnished to the Representative a certificate of its Chief Executive Officer, its President or any Managing Director or Vice President and its Chief Financial Officer, its Treasurer or its Global Head of Asset and Liability Management, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Prospectus and this Agreement, and that, to the best of their knowledge after due inquiry:

(i)            The representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(ii)           No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Rules and Regulations has been received by the Company.

(iii)          (w) The Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (x) the Pricing Disclosure Package, as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (y) the Prospectus did not, as of its date, and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (z) since the applicable Effective Date of the Registration Statement there has not occurred any event required to be set forth in an amended or supplemented Prospectus which has not been so set forth.

(i)    The Trust shall have furnished to the Representative a certificate of its Regular Trustees, dated the Closing Date, to the effect that, to the best of their knowledge after due inquiry:

(i)            The representations and warranties of the Trust in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Trust has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(ii)           No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened.

(iii)          (w) The Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (x) the Pricing Disclosure Package, as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (y) the Prospectus did not, as of its date, and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (z) since the applicable Effective Date of the Registration Statement there has not occurred any event required to be set forth in an amended or supplemented Prospectus which has not been so set forth.

(j)    At the Closing Date, a nationally recognized independent registered public accounting firm shall have furnished to the Representative a letter, dated the day of the Closing Date, confirming that they are independent auditors with respect to the Company within the meaning of the Securities Act and in form and substance satisfactory to the Representative, stating in effect that:

(i)            In their opinion, the consolidated financial statements of the Company and its subsidiaries, and the supporting schedules, included or incorporated by reference in the Registration Statement and the Prospectus and audited by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations thereunder.

(ii)           On the basis of a reading of the unaudited consolidated financial statements of the Company and its subsidiaries, if any, included or incorporated by reference in the Registration Statement and the Prospectus and of the latest unaudited consolidated financial statements made available by the Company and Lehman Brothers Inc., carrying out certain specified procedures (but not an audit in accordance with generally accepted auditing standards), a reading of the minutes of the meetings of the directors of the Company and Lehman Brothers Inc., and inquiries of certain officials of the Company and its subsidiaries, who have responsibility for financial and accounting matters of the Company and its subsidiaries, as to transactions and events subsequent to the date of the most recent audited consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus, nothing came to their attention that caused them to believe that:

(A)  any material modifications should be made to the unaudited consolidated financial statements of the Company and its subsidiaries, if any, included or incorporated by reference in the Registration Statement and the Prospectus [and not covered by their letter delivered pursuant to this Section 7(j)], for them to be in conformity with generally accepted accounting principles; and such financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published instructions, rules and regulations thereunder;

(B)   the unaudited capsule information of the Company and its subsidiaries, if any, included or incorporated by reference in the Registration Statement and the Prospectus does not agree with the amounts set forth in the unaudited consolidated financial statements of the Company from which it was derived or was not determined on a basis substantially consistent with that of the corresponding financial information in the latest audited financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus;

(C)   (I) as of the latest date as of which the Company and its subsidiaries have monthly financial statements, there was any decrease in the capital stock, additional paid-in capital or retained earnings, or increase in long-term indebtedness of the Company and its subsidiaries, as compared with the amounts shown in the most recent consolidated statement of financial condition of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus, (II) with respect to the period subsequent to the date of the most recent financial statements included or incorporated by reference in the Registration Statement and the Prospectus and extending through the latest date as of which the Company and its subsidiaries have monthly financial statements, there was a consolidated net loss or (III) with respect to the amounts of net capital or excess net capital of Lehman Brothers Inc. determined pursuant to Commission Rule 15c3-1 and shown in the most recent financial statement of Lehman Brothers Inc. filed pursuant to Commission Rule 17a-5, there has been any decrease in such amounts as compared with the amounts shown in the most recent consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus;

(D)  as of a specified date not more than three business days prior to the date of the letter, there was any decrease in the capital stock or additional paid-in capital, or increase in long-term indebtedness of the Company and its subsidiaries as compared with the amounts shown in the most recent consolidated statement of financial condition of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus;

except in all instances for changes, increases or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof, unless said explanation is not deemed necessary by the Representative.

(iii)          If pro forma financial statements are included or incorporated by reference in the Registration Statement and the Prospectus and are not covered by their letters delivered pursuant to this Section 7(i), (x) they have read such pro forma financial statements, (y) they have made inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to the basis for their determination of the pro forma adjustments and whether such pro forma financial statements comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and (z) they have proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts; and as a result thereof, nothing came to their attention that caused them to believe that such pro forma financial statements do not so comply with Rule 11-02 of Regulation S-X and that such pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements.

(iv)          They have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is expressed in dollars, or percentages derived from dollar amounts, and has been obtained from the general accounting records of the Company) set forth or incorporated by reference in the Registration Statement, as amended, and the Prospectus, as amended or supplemented, and in the section entitled “Ratio of Earnings to Fixed Charges” in the Registration Statement and the Prospectus, agrees with the accounting records of the Company and its subsidiaries or computations made therefrom, excluding any questions of legal interpretation.

(k)   Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(l)   Since the date of the latest audited financial statements included or incorporated in the most recent Preliminary Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the most recent Preliminary Prospectus, the effect of which is, in the judgment of the  Representatives, so  material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered on such Closing Date on the terms and in the manner contemplated in the Preliminary Prospectus or the Prospectus.

(m)  Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative or Underwriters’ Counsel may reasonably request.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates or opinions furnished to the Representative or Underwriters’ Counsel pursuant to this Section 7 shall not be in all material respects reasonably satisfactory in form and substance to the Representative and to Underwriters’ Counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representative.  Notice of such cancellation shall be given to the Company in writing, or by telegraph confirmed in writing.

8.             Expenses.  Whether or not the transaction contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay all costs and expenses incident to the performance of the obligations of the Company and the Trust hereunder, including, without limiting the generality of the foregoing, (a) the costs incident to the authorization, issuance, sale and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments thereof or supplements thereto, all as provided  in this Agreement; (d) the costs of producing and distributing this  Agreement, the Indenture, any other document identified in Schedule I hereto and any other related  documents in connection with the offering, purchase, sale and delivery of the Securities; (e)  the filing fees incident to securing  any applicable review by the National  Association of Securities Dealers, Inc. of the terms of sale of the Securities; (f) any  applicable listing or other fees; (g) all costs and expenses incident to the rating of the Securities by one or more rating agencies, (h)  the fees and expenses of qualifying the Securities under the securities laws of the  several jurisdictions as provided in Section  6(f) and of preparing, printing and  distributing any Blue Sky Memorandum (including related fees and expenses of  counsel to the Underwriters); and (i) all other costs and expenses incident to the performance of the obligations of the Company  under this Agreement; provided that, except as  provided in this Section  8 and in Section  12, the Underwriters shall pay their own  costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Securities which they may sell and the expenses of advertising any offering of the Securities made by the Underwriters.

9.             Indemnification.  The Company shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action or pending action in respect thereof (including, but not limited to, any loss, claim, damage, liability, action or pending action relating to purchases and sales of Securities), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability, action or pending action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, as originally filed or in any amendment thereof, or in any  Preliminary Prospectus or the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any “issuer information” filed or required to be filed pursuant to Rule 433(d) used or referred to in any “free writing prospectus” (as defined in Rule 405) with the consent of the Company and used or referred to by any Underwriter,  (ii) the omission or alleged omission to state therein any material fact required to be stated  therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability action or pending action as such expenses are incurred; provided, however, that the Company  shall not be liable in any such case to the extent that any such loss, claim, damage, liability, action or pending action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with  written information concerning any Underwriter furnished to the Company through the  Representative by or on behalf of such Underwriters specifically for use in connection with the preparation thereof (which information is specified in Section 9(e) hereof). The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

(a)   Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, the Trust, their officers, employees and each of their directors and each Trustee, and each person, if any, who controls the Company or the Trust within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action or pending action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability, action or pending action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, as originally filed or any amendment thereof, or in any Preliminary Prospectus, Prospectus or in any amendment or supplement thereto or (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on  behalf of that Underwriter specifically for inclusion therein (which information is specified in Section 9(e) hereof), and shall reimburse the Company and the Trust and any such director, officer, Trustee or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability, action or pending action as such expenses are incurred.  The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company, the Trust or any such director, officer, employee, Trustee or controlling person.

(b)   Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section  8.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and either (i) the indemnifying party or parties and the indemnified party or parties mutually agree or (ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representative in the case of subparagraph (a) representing the indemnified parties under subparagraph (a), as the case may be, who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.  No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(c)   If the indemnification provided for in this Section 9 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b) in respect of any loss, claim, damage or liability, or any action or pending action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, action or pending action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company  on the one hand and the  Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company  on the one hand and the  Underwriters on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, action or pending action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Securities under this Agreement, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, action or pending action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section  8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section  8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section  9(d) are several in proportion to their respective underwriting obligations and not joint.

(d)   The Underwriters severally confirm and the Company acknowledges and agrees that the concession and reallowance figures in the Prospectus or the most recent Preliminary Prospectus for the Securities and the paragraphs relating to stabilization by the Agent appearing under the caption “Underwriting” in the Prospectus are correct and constitute the only information concerning the Underwriters furnished in writing to the Company specifically for inclusion therein.

10.           Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for all of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bear to the aggregate principal amount of Securities set opposite the names of the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 9.09% of the aggregate principal amount of the Securities, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriters or the Company.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representative shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected.  Nothing herein contained shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

11.           Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company at or prior to delivery of and payment for all the Securities, if, prior to that time (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof, or the effect of international conditions on the financial markets in the United States shall be such as to make it, in the judgment of  the Representative, impracticable or inadvisable to proceed  with the public offering or delivery of the Securities being delivered on such Closing Date on the terms and in the manner contemplated in the Prospectus.

12.           Reimbursement of Underwriters’ Expenses.  If the Company shall fail to tender the Securities for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company (including, without limitation, with respect to the transactions) is not fulfilled, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company shall pay the full amount thereof to the Representative.  If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

13.           Representations and Indemnities to Survive Delivery.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers (as such officers) or the Trust and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter or the Company or the Trust or any of their respective officers, directors, trustees or any controlling person within the meaning of the Securities Act, and will survive delivery of the payment for the Securities.

14.           Notices.  All communications hereunder will be in writing, and, if sent to the Representative will be mailed or delivered and confirmed to them, at the address specified in Schedule I hereto; or, if sent to the Company of the Trust will be mailed, delivered, telegraphed or telexed and confirmed to the Trust or the Company at Lehman Brothers Holdings Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Chief Financial Officer.

15.           Research Analyst Independence.  The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions.  The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

16.           No Fiduciary Duty.  The Company and the Trust acknowledge and agree that in connection with this offering, sale of the Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters:  (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Securities, and such relationship between the Company and the Trust, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; any duties and obligations that the Underwriters may have to the Company and the Trust shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company.  The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

17.           Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their successors and, to the extent and only to the extent stated in Section 9 hereof, the officers and directors and controlling persons referred to in Section 9 hereof, and except as provided in Section 9 hereof, no person other than the parties hereto and their respective successors will have any right or obligation hereunder.

18.           Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York.

[The remainder of this page is intentionally left blank.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Trust and the several Underwriters.

Very truly yours,

LEHMAN BROTHERS HOLDINGS INC.

		By:	/s/Barrett S DiPaolo
Name: Barrett S. DiPaolo
Title: Vice President

LEHMAN BROTHERS HOLDINGS
CAPITAL TRUST VII

		By:	/s/ Barrett S. DiPaolo
Name: Barrett S. DiPaolo
Title: Regular Trustee

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.

LEHMAN BROTHERS INC.

By	/s/ Martin Goldberg
Title:

Acting on behalf of any other
Representative named in
Schedule I annexed hereto and
the several Underwriters named
in Schedule II annexed hereto.

SCHEDULE I

Date of Underwriting Agreement:	May 8, 2007

Registration Statement No.	333-134553

Representative and Address:	Lehman Brothers Inc. 745 Seventh Avenue New York, New York 10019 Attention: Fixed Income Syndicate

With a copy to:

Lehman Brothers Inc. 745 Seventh Avenue New York, New York 10019 Attention: General Counsel

Title, Purchase Price and Description of Securities:

Title	Mandatory Capital Advantaged Preferred Securities (“MCAPS”SM). Each MCAPS is a unit with a stated amount of $1,000 and initially will consist of:

•      a stock purchase contract obligating holders of MCAPS to purchase on the stock purchase date one depositary shares representing 1/100th of a share of LBHI’s Non-Cumulative Perpetual Preferred Stock, Series H, $100,000 liquidation preference per share on the stock purchase date, and

• a trust preferred security of the Trust

Aggregate stated amount	$1,000,000,000

Price to public:	100% of the stated amount $1,000 per MCAPS

Commission to Underwriters:	$15,000,000

Distribution rate:	As set forth in the Prospectus

Time of payment of distributions:	May 31 and November 30, commencing November 30, 2007

Redemption provisions:	As set forth in the Prospectus

Title, Purchase Price and Description of Trust Securities:

Declaration of Trust:	Declaration of Trust, to be dated May 17, 2007, among the Company, the Regular Trustees, the initial Property Trustee and the initial Delaware Trustee

Property Trustee:	U.S. Bank National Association

Delaware Trustee:	U.S. Bank Trust National Association

Regular Trustees:	Barrett DiPaolo Jeffrey A. Welikson

Title:	Trust Preferred Securities (Liquidation preference $1,000 per Trust Preferred Security)

Aggregate liquidation preference:	$1,000,000,000

Distribution rate:	5.707%

Time of payment of distributions:	May 31 and November 30, beginning November 30, 2007

Redemption provisions:	As set forth in the Prospectus

Title, Purchase Price and Description of Debentures:

Indenture:	Indenture dated as of February 1, 1996, as supplemented by the Eleventh Supplemental Indenture, with the Indenture Trustee

Indenture Trustee:	U.S. Bank National Association

Title:	Junior Subordinated Debentures due 2043

Principal Amount:	$1,000,000,000

Price to Trust:	100% of the principal amount

Interest rate:	Annual rate equal to 5.707%

Time of payment of interest:	May 31 and November 30, beginning November 30, 2007

Maturity:	June 1, 2043

Redemption provisions:	As set forth in the Prospectus

Title and Description of Stock Purchase Contract

Stock Purchase Contract Agreement:	Stock Purchase Contract Agreement between the Company and U.S. Bank National Association as Stock Purchase Contract Agent, to be dated as of May 17, 2007

Title:	Stock Purchase Contracts

Contract Payment Rate	Accruing from May 17, 2007 at a rate per year of 0.15% of the stated amount of $1,000 through the stock purchase date, payable on each distribution date

Termination:	As set forth in the Prospectus

Title, Purchase Price and Description of Preferred Stock and Depositary Shares

Certificate of Designation:	Certificate of Designation setting forth the terms of the Company’s Non-Cumulative Perpetual Preferred Stock, Series H

Distributions:	For any dividend period from and after the stock purchase date, a rate per annum equal to the greater of (x) three-month LIBOR for the related dividend period plus 0.84% and (y) 4.00%

If the Preferred Stock is issued prior to May 31, 2012, payable semiannually in arrears on each May 31 and November 30 at a rate per annum equal to 5.857% until May 31, 2012 and thereafter payable quarterly in arrears on each February 28, May 31, August 31 and November 30 at a rate per annum equal to the greater of (x) three-month LIBOR for the related dividend period plus 0.84% and (y) 4.00%

Depositary Shares:	One Depositary Share represents 1/100th of a share of the Preferred Stock. Depositary Receipts will be issued to represent the Depositary Shares.

Deposit Agreement:	Deposit Agreement among the Company, Computershare Trust Company, N.A. as the Depositary and holders from time to time of the Depositary Receipts to be dated as of May 17, 2007

Closing Date, Time and Location:

Date:	May 17, 2007
Time:	9 am
Location:	Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017

SCHEDULE II

Underwriters	Principal Amount of Securities to be Purchased
Lehman Brothers Inc.	$925,000,000
BBVA Securities, Inc.	$5,000,000
BNY Capital Markets, Inc.	$5,000,000
Banc of America Securities LLC	$5,000,000
Calyon Securities (USA) Inc.	$5,000,000
Citigroup Global Markets Inc.	$5,000,000
HSBC Securities (USA) Inc.	$5,000,000
ING Financial Markets LLC	$5,000,000
Loop Capital Markets, LLC	$5,000,000
Mizuho Securities USA Inc.	$5,000,000
Samuel A. Ramirez & Co., Inc.	$5,000,000
SG Americas Securities, LLC	$5,000,000
SunTrust Capital Markets, Inc.	$5,000,000
Utendahl Capital Partners LP.	$5,000,000
Wachovia Securities LLC	$5,000,000
Wells Fargo Securities, LLC	$5,000,000
$1,000,000,000

SCHEDULE III

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the Representative has represented and agreed, and each Underwriter agrees, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Securities to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of Securities to the public in that Relevant Member State:

(a) in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

(b) at any time to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(c) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(d) at any time in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The Representative has represented and agreed, and any Underwriters will be required to represent and agree, that:

(a) in relation to any Securities which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any Securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Securities would otherwise constitute a contravention of Section 19 of the FSMA by the Company;

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Securities in, from or otherwise involving the United Kingdom.

General

The Underwriters will have agreed that they, to their best knowledge after due inquiry, will comply with all applicable laws and regulations in force in any jurisdiction in which they offer or sell the Securities or possesses or distributes the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus or any other offering material and will obtain any consent, approval or permission required by them for the offer or sale by them of the Securities under the laws and regulations in force in any jurisdiction to which they are subject or in which they make such offers or sales.

III-2

SCHEDULE IV

Issuer Free Writing Prospectuses

•                  Term Sheet, dated May 8, 2007, relating to the Securities as filed pursuant to Rule 433 under the Securities Act and attached as Schedule V-1 hereto

•                  Supplement, dated May 10, 2007, to Term Sheet, dated May 8, 2007 relating to the Securities as filed pursuant to Rule 433 under the Securities Act and attached as Schedule V-2 hereto

SCHEDULE V-1

[Form of Term Sheet]

SCHEDULE V-2

[Form of Supplement to Term Sheet]